Exhibit 11.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the foregoing Form 1-A Regulation A, Amendment No. 1 to the Offering Statement of RW Holdings Student Housing REIT, Inc., of our report dated November 21, 2017, relating to our audit of its balance sheet as of November 6, 2017.

/s/ Anton & Chia, LLP

Newport Beach, California

January 12, 2018